Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-232961, 333-248483 and 333-257660 on Form S-3, and Registration Statement Nos. 333-233879, 333-258902, 333-265480, 333-279824, 333-290561, 333-296828, 333-296830, and 333-296831 on Form S-8 of Repay Holdings Corporation of our report dated July 15, 2026, relating to the financial statements of KUBRA Holdings, Inc. and subsidiaries and KUBRA Data Transfer Ltd. appearing in this Current Report on Form 8-K/A of Repay Holdings Corporation dated August 17, 2026.

/s/ Deloitte & Touche LLP

New York, NY

August 17, 2026